UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2005

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 29, 2005, a Settlement Agreement was entered into by and among the Registrant, Scott Oglum, Kenneth Warren and Juley Dricken (the “Agreement”). Pursuant to the Agreement, Scott Oglum, Chief Executive Officer and President of the Registrant, tendered 800,000 of his shares to the Registrant for redemption in order to settle concerns with certain shareholders regarding dilution. The Registrant and the shareholders released any claims against Mr. Oglum in connection with the tendered shares.

Kenneth Warren, who is a party to the Agreement, serves as an Executive Vice President of the Registrant.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description of Document

10.1	Settlement Agreement by and among Theater Xtreme Entertainment Group, Inc., Scott Oglum, Kenneth Warren and Juley Dricken, dated November 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

November 30, 2005	By:	/s/ James J. Vincenzo
	Name:	James J. Vincenzo
	Title:	Chief Financial Officer and Treasurer